Exhibit 99.2

NeoVolta Appoints Jing Nealis as Chief Financial Officer

Seasoned finance veteran with extensive experience scaling technology with manufacturing joins NeoVolta to drive the next phase of growth

San Diego, CA – May 14, 2026 – NeoVolta Inc. (NASDAQ: NEOV) (“NeoVolta” or the “Company”), a U.S.-based energy technology company delivering scalable energy storage solutions, today announced the appointment of Jing Nealis as Chief Financial Officer, effective May 18, 2026. Ms. Nealis joins as NeoVolta enters a defining phase of its evolution and establishes domestic battery energy storage system manufacturing in Georgia that is expected to have 2GWh of initial annual capacity scalable to 8GWh and a production ramp targeted for Q3 2026.

Ms. Nealis brings more than 20 years of financial leadership experience with a deep expertise in the energy transition, technology, and manufacturing sectors. She succeeds Steve Bond, who will continue with the Company as Executive Vice President and President of NeoVolta Power LLC, where he will lead the Company's manufacturing ramp to mass production at its new Georgia facility.

Most recently, Ms. Nealis served as Chief Financial Officer of SES AI Corporation (NYSE: SES), where she led the company through a period of significant transformation and growth including raising significant growth capital, expanding operations, and establishment of three revenue-generating business units.

“Jing’s appointment comes at a defining moment for NeoVolta.” said Ardes Johnson, Chief Executive Officer of NeoVolta. “We are developing a domestic BESS manufacturing platform, expanding from residential into utility-scale, commercial and industrial markets, and pursuing one of the most significant growth opportunities in the US clean energy sector. Jing has navigated exactly this kind of complexity throughout her career. Her depth of experience is precisely what this moment requires, and I am excited to partner with her as we build NeoVolta into a leader in American energy storage. At the same time, I want to recognize Steve, whose leadership as CFO helped lay the financial foundation for where NeoVolta stands today. Steve is stepping into one of the most consequential roles in our company’s history as President of NeoVolta Power, getting our Georgia facility to mass production on time is mission-critical, and Steve remains a cornerstone of our leadership team.”

“I am honored to join NeoVolta at such a pivotal inflection point in its journey,” said Jing Nealis. “I believe deeply in what NeoVolta is building – a US domestically manufactured, OBBB-compliant energy storage platform at the intersection of strong policy tailwinds, surging demand, and world-class partnerships. I greatly appreciate the opportunity to help shape the company’s trajectory for years to come. I look forward to working with our leadership teams and our global partners to support the next phase of growth.”

About NeoVolta

NeoVolta is an innovator in energy storage solutions dedicated to advancing reliable, high-performance power infrastructure for residential, commercial, and utility applications. With a focus on scalable technology, domestic manufacturing, and strategic partnerships, NeoVolta is positioned to support the accelerating transition toward resilient energy systems.

For more information, visit www.neovolta.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this release include, without limitation, statements regarding business strategy, growth plans, future operations, and domestic manufacturing capacity and production timelines. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts

NEOV Investors

Alliance Advisors IR

ir@neovolta.com

NEOV Media

Email: press@neovolta.com

Phone: 800-364-54